                                                                    Exhibit 99.5


                 CSXT UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information set forth below gives effect to the Conrail Spin Off Transactions and the assumptions described in the accompanying notes. This pro forma consolidated financial information is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Narrative Analysis of the Results of Operations" in CSXT's Annual Report on Form 10-K for the year ended December 26, 2003, and in CSXT's Quarterly Report on Form 10-Q for the six months ended June 25, 2004 which are incorporated by reference into the prospectus and consent solicitation statement, the section entitled "Capitalization" herein and the selected financial data and related notes included elsewhere in the prospectus and consent solicitation statement.

     The unaudited pro forma consolidated balance sheet presented below adjusts the historical consolidated balance sheet of CSXT, giving effect to the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, as if such merger had occurred on June 25, 2004. The unaudited pro forma consolidated income statements presented below adjusts the historical income statement of CSXT as if the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, had occurred on December 28, 2002 (beginning of fiscal year). CSXT has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on the combined results. You should read this information in conjunction with:

      -- the accompanying notes to the unaudited pro forma financial information; and

      -- the separate historical financial statements of CSXT as of and for the six months ended June 25, 2004 and for the year ended December 26, 2003 incorporated by reference into the prospectus and consent solicitation statement.

     The unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger of NYC with and into CSXT, as contemplated by the Conrail Spin Off Transactions, been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the combined company.

     The following unaudited pro forma financial information has been prepared assuming that the fair value of the direct ownership interest in NYC being obtained by CSX (and ultimately CSXT) equals the carrying amount of the indirect ownership interests in PRR being forgone by CSX as a result of the Conrail Spin Off Transactions. CSX and NSC are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions, once consummated and that analysis has been completed. Accordingly, the amounts ultimately reflected in CSXT's financial statements could differ materially from the amounts shown in the following unaudited pro forma information. Based on the preliminary results of an appraisal of the NYC assets, the ultimate fair value of those assets recorded upon consummation of the Conrail Spin Off Transactions will likely exceed the amounts shown in the following unaudited pro forma financial information.

     We have excluded pro forma per share information from the tables below because all of the outstanding shares of CSXT are held by CSX and, therefore, such per share information would not be meaningful.

              CSXT UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                      AS OF JUNE 25, 2004
                                                                     ---------------------
                                                                                              PRO
                                                              HISTORICAL   ADJUSTMENTS       FORMA
                                                              ----------   -----------     ---------
                                                                        ($ IN MILLIONS)
ASSETS
Current Assets:
  Cash, Cash Equivalents and Short-term Investments.........   $    51       $    1 (a)     $    52
  Accounts Receivable--Net..................................     1,076           (3)(b)       1,073
  Materials and Supplies....................................       162                          162
  Income Taxes Receivable...................................        31                           31
  Deferred Income Taxes.....................................       117                          117
  Other Current Assets......................................        98           --              98
                                                               -------       ------         -------
     Total Current Assets...................................     1,535           (2)          1,533
Properties--Net.............................................    13,236        5,435 (c)      18,671
Affiliates and Other Companies..............................       214          163 (d)         377
Other Long-term Assets......................................       708                          708
                                                               -------       ------         -------
     Total Assets...........................................   $15,693       $5,596         $21,289
                                                               =======       ======         =======
LIABILITIES
Current Liabilities:
  Accounts Payable..........................................   $   653                      $   653
  Labor and Fringe Benefits Payable.........................       349                          349
  Casualty, Environmental and Other Reserves................       221                          221
  Current Maturities of Long-term Debt......................        88           30 (e)         118
  Income and Other Taxes Payable............................        73           34 (f)         107
  Due to Parent Company.....................................     2,366         (577)(g)       1,789
  Due to Affiliates.........................................       528          (29)(h)         499
  Other Current Liabilities.................................        50           --              50
                                                               -------       ------         -------
     Total Current Liabilities..............................     4,328         (542)          3,786
Casualty, Environmental and Other Reserves..................       650            6 (i)         656
Long-term Debt..............................................       677          553 (e)(j)    1,230
Deferred Income Taxes.......................................     3,726        1,822 (k)       5,548
Other Long-term Liabilities.................................       649            9 (l)         658
                                                               -------       ------         -------
     Total Liabilities......................................    10,030        1,848          11,878
                                                               =======       ======         =======
SHAREHOLDER'S EQUITY
  Common Stock..............................................       181                          181
  Other Capital.............................................     1,380        3,748(m)        5,128
  Accumulated Other Comprehensive Income....................        47                           47
  Retained Earnings.........................................     4,055                        4,055
                                                               -------       ------         -------
     Total Shareholder's Equity.............................     5,663        3,748           9,411
                                                               -------       ------         -------
Total Liabilities and Shareholder's Equity..................   $15,693       $5,596         $21,289
                                                               =======       ======         =======

                                                                 (footnotes continued on next page)

------------

The following adjustments record various assets and liabilities of NYC that will be received by CSXT as a result of the Conrail Spin Off Transactions, including the effects of the exchange offer and consent solicitation. The amounts related to the assets and liabilities of NYC are estimated based on the current carrying amounts of CSX's investment in Conrail. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received and, as a result, could differ from these estimates.

 (a)$1 million increase in cash will record cash that will be received by CSXT.

 (b)$3 million decrease in Accounts Receivable--Net eliminates amounts due to CSXT from NYC.

 (c)$5,435 million to record properties of NYC received by CSXT. This amount is estimated based on CSX's basis of its investment in Conrail, but will ultimately be recorded based on: (1) CSX's basis for the 42% indirect interest currently held by CSX and (2) the fair value for the 58% interest being received by CSXT through the Conrail Spin Off Transactions. Accordingly, the amount recorded upon consummation of the Conrail Spin Off Transactions could be different. Based on the preliminary results of an appraisal of the NYC assets, the ultimate fair value recorded upon consummation of the Conrail Spin Off Transactions will likely exceed this amount.

 (d)$163 million increase in Affiliates and Other Companies will record NYC investments in subsidiaries and affiliates, primarily a leasing company.

 (e)To record $30 million of current maturities and $107 million of long-term debt for liabilities incurred through the Conrail Spin Off Transactions related to the restructuring of Conrail's secured debt.

 (f)$34 million increase in Income and Other Taxes Payable will record federal income taxes, state income taxes, property taxes and franchise taxes assumed by CSXT.

 (g)$577 million decrease in Due to Parent Company will record the extinguishment of long-term advances to CSX from NYC.

 (h)$29 million decrease in Due to Affiliates will eliminate amounts due from CSXT to NYC.

 (i)$6 million increase in Casualty, Environmental and Other Reserves is to record environmental liabilities that will be assumed by CSXT.

 (j)To record the issuance of the New CSXT Notes in exchange for existing Conrail Debentures as contemplated by the Conrail Spin Off Transactions assuming all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. The amount of this adjustment, $446 million, reflects the estimated fair value of the $336 million aggregate principal amount of the New CSXT Notes. The consolidated debt at CSX would be offset by the $577 million reduction in intercompany loans extinguished in the Conrail Spin Off Transactions as discussed in note (g) above.

 (k)$1,822 million increase in Deferred Income Tax will record the deferred tax liabilities that will be assumed by CSXT.

 (l)$9 million increase in Other Long-term Liabilities to be assumed by CSXT.

 (m)$3,748 million increase in Other Capital will record the net impact of the above adjustments.

     Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation, the amount for adjustment (j) would be reduced to $388 million, the amount for adjustment (k) would be increased to $1,886 million, and the amount for adjustment (m) would be increased to $3,849 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation, the amount for adjustment (j) would be reduced to $469 million, the amount for adjustment (k) would be increased to $1,855 million, and the amount for adjustment (m) would be increased to $3,799 million.

            CSXT UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

                                SIX MONTHS ENDED JUNE 25, 2004      FISCAL YEAR ENDED DECEMBER 26, 2003
                             ------------------------------------   ------------------------------------
                             HISTORICAL   ADJUSTMENTS   PRO FORMA   HISTORICAL   ADJUSTMENTS   PRO FORMA
                             ----------   -----------   ---------   ----------   -----------   ---------
                                       ($ IN MILLIONS)                        ($ IN MILLIONS)
Operating Revenues.........    $3,277        $ --        $3,277       $6,182        $  --       $6,182
Operating Expenses:
  Labor and Fringe.........     1,272          --         1,272        2,458           --        2,458
  Materials, Supplies and
    Other..................       629          --           629        1,141           --        1,141
  Conrail Operating Fees,
    Rents and Services.....       182         (127)(a)       55          357         (250)(a)      107
  Related Party Service
    Fees...................        90          --            90          177           --          177
  Building and Equipment
    Rents..................       199           3(b)        202          404            8(b)       412
  Depreciation.............       281         101(c)        382          548          207(c)       755
  Fuel.....................       305                       305          566           --          566
  Provision for Casualty
    Claims.................        --          --            --          229           --          229
  Restructuring
    Charge--Net............        47          --            47           13           --           13
                               ------        ----        ------       ------        -----       ------
    Total..................    $3,005        $(23)       $2,982       $5,893        $ (35)      $5,858
                               ------        ----        ------       ------        -----       ------
    Operating Income.......       272          23           295          289           35          324
Other Income and Expense
  Other Income.............        (1)         --            (1)          28           --           28
  Interest Expense.........        49          12(d)         61          101           27(d)       128
                               ------        ----        ------       ------        -----       ------
    Income before Income
       Taxes...............       222          11           233          216            8          224
Provision for Income
  Taxes....................        87           4(e)         91           77            3(e)        80
                               ------        ----        ------       ------        -----       ------
    Net Income.............    $  135        $  7        $  142       $  139        $   5       $  144
                               ======        ====        ======       ======        =====       ======

------------

The following adjustments record the various income and expense effects of the Conrail Spin Off Transactions, including the effects of the exchange offer and consent solicitation. These amounts are estimated based on the current carrying amounts of CSX's investment in Conrail except for the interest expense on debt which is at estimated fair value. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received and, as a result, could differ from these estimates.

(a) Decrease in Conrail Operating Fees, Rents and Services will eliminate lease payments from CSXT to NYC for road and equipment leases, as the underlying assets will be received by CSXT.

(b)  Increase in Building and Equipment Rents will record:

     (i) NYC's equity in the earnings of its investment in a leasing company, which will be received by CSXT, and

     (ii) various operating leases that will be assumed by CSXT.

(c) Increase in depreciation to record depreciation expense related to the NYC assets received by CSXT as a result of the Conrail Spin Off Transactions. This amount is estimated based on the current carrying amount and related depreciation of CSX's investment in Conrail. The actual amount will reflect the fair market value of the related assets upon consummation of the Conrail Spin Off Transactions. Based on the preliminary results of an appraisal of the NYC assets, the ultimate amount for depreciation upon consummation of the Conrail Spin Off Transactions will likely exceed this amount.

(d) Increase in Interest Expense will record interest expense on the debt assumed by CSXT in the debt exchange.

(e) Increase in Provision for Income Taxes will record the tax impact of the other adjustments, at a 38.8% tax rate.

     Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $8 million and $17 million for the six months ended June 25, 2004 and the year ended December 26, 2003, respectively, and the amount for adjustment (e) would be increased to $6 million and $7 million for the six months ended June 25, 2004 and the year ended December 26, 2003, respectively. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in the exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $10 million and $22 million for the six months ended June 25, 2004 and the year ended December 26, 2003, respectively, and the amount for adjustment (e) would be increased to $5 million and $5 million for the six months ended June 25, 2004 and the year ended December 26, 2003, respectively.